TELARIA REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

Revenue increases 42% year-over-year to $13.6 million driven by robust CTV growth of 169%

NEW YORK, NY - May 9, 2019 - Telaria, Inc. (NYSE:TLRA), the complete software platform for publishers to manage and monetize premium video advertising, today announced financial results for the quarter ended March 31, 2019.

“The momentum that we saw last quarter continued into Q1, driven by our focus on expanding our CTV platform,” said Mark Zagorski, Telaria CEO. “Our results were strong and demonstrate the success we’ve had tapping into increased advertiser demand for CTV while expanding the supply of premium CTV inventory that is available programmatically via the Telaria platform. We continue to execute our strategy to build market-leading, proprietary CTV advertising technology and create brand safe, transparent, programmatic OTT advertising opportunities across all screens. And, as more consumers cut the cord and publishers embrace programmatic technology at an increasing pace, we continue to believe that ad-supported OTT has significant long-term growth potential.”

First Quarter 2019 Highlights:

•	Revenue of $13.6 million, up 42% year-over-year

•	Gross profit of $11.2 million, up 30% year-over-year

•	Loss from continuing operations of $(4.3) million, compared to $(6.1) million in prior year

•	Adjusted EBITDA(1) of $(2.4) million, compared to $(3.3) million in the prior year

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliation included at the end of this press release.

First Quarter 2019 Business Highlights:

•	CTV revenue increased to $5.2 million, up 169% year-over-year, and represented 38% of quarterly revenue, up from 33% of quarterly revenue in Q4 2018

•	Five of the top seven virtual MVPDs now use Telaria's platform

•	Launched market-leading transparency technology

•	Expanded leadership team by hiring Paige Bilins as Chief Product Officer

First Quarter Results Summary
(in millions, except per share amounts), (unaudited)

	Three Months Ended March 31,
	2019	2018	% Change

Revenue	$13.6	$9.6	42%
Gross profit	$11.2	$8.6	30%
Loss from continuing operations, net of income taxes	$(4.3)	$(6.1)	30%
Adjusted EBITDA	$(2.4)	$(3.3)	28%
Loss from continuing operations, net of income taxes per share	$(0.10)	$(0.12)	17%

Guidance
Based on information available as of May 9, 2019, the Company has increased its full year 2019 outlook and now expects the following:
Second Quarter and Full Year 2019 Outlook

	Q2 2019	Full Year 2019

Revenue	$15.5 - $16.5 million	$66.0 - $70.0 million
Adjusted EBITDA (1)	$(1.0) - $0.0 million	$2.0 - $5.0 million
(1) Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures”
Q1 2019 Financial Results Webcast: The Company will host a conference call at 8:00 AM ET today to discuss its results. The conference call can be accessed toll-free at (877) 407-9039 or (201) 689-8470 (Toll/International). The call will also be broadcast simultaneously at https://telaria.com. Following completion of the call, a recorded replay of the webcast will be available on Telaria’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (Toll/International), replay Pin #: 13689776. The telephone replay will be available from 11:00 AM ET May 9, 2019 through 11:59 PM ET May 16, 2019. Additional investor information can be accessed at https://investor.telaria.com.
About Telaria
Telaria, Inc. (NYSE: TLRA), is a complete software platform to manage premium video advertising. We engineer the most robust suite of analytics, automated decisioning, and integrated programmatic and direct monetization tools in the industry. Global publishers require total command of their business; Telaria's independent solution empowers unbiased decisions for the best revenue outcomes. Telaria operates worldwide across North America, EMEA, LATAM and APAC.
“Safe Harbor" Statement: This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including statements related to 2019 second quarter and full year financial guidance and statements concerning the Company’s growth or any markets in which it operates, including CTV and OTT. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new demand partners and maintain relationships with current demand partners; the company’s ability to increase or maintain spend from existing demand partners; the impact of the disposition of the company’s buyer platform on the company’s operations and financial results; growth of OTT and connected TV markets; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; the company’s ability to attract sellers of premium video advertising inventory to its platform and secure inventory on terms that are favorable to it; the impact of increased transparency in programmatic transactions executed through our platform; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect,use and process data to deliver its solutions; the impact of tools that block the display of video ads; the effect of legal, regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in the company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 19, 2019.
Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, the Company disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
(1) Non-GAAP Financial Measures: To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company reports Adjusted EBITDA, which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as our loss from continuing operations, net of income taxes, before depreciation and amortization expense, total interest and other income (expense), net and provision for income taxes, and as adjusted to eliminate the impact of non-cash stock-based compensation expense, expenses for prior corporate facilities required to be recorded as operating expenses as a result of the adoption of certain accounting standards, acquisition related costs, executive severance, retention and recruiting costs, expenses for transitional services and other adjustments. We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that the use of Adjusted EBITDA provides useful information about our operating results, enhances the overall understanding of our past financial performance and future prospects, and allows for greater transparency with respect to a key metric that is used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from this non-GAAP measure, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

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Investor Relations Contact:
Andrew Posen
Vice President, Head of Investor Relations
212-792-2315
IR@telaria.com

Media Contact:
Lekha Rao
Vice President, Media Relations & Corporate Communications
646-226-0254
lrao@telaria.com

Exhibit A

Telaria, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$34,963	$47,659
Accounts receivable net of allowance for doubtful accounts of $1,205 and $982 as of March 31, 2019 and December 31, 2018 respectively.	88,861	104,387
Prepaid expenses and other current assets	3,384	3,381
Total current assets	127,208	155,427
Long-term assets:
Operating lease right-of-use asset, net of amortization	25,464	—
Property and equipment net of accumulated depreciation of $2,939 and $2,698 as of March 31, 2019 and December 31, 2018, respectively	2,528	2,789
Intangible assets, net	4,115	4,379
Goodwill	9,419	9,478
Deferred tax assets	108	193
Other assets	2,299	2,440
Total long-term assets	43,933	19,279
Total assets	$171,141	$174,706

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$84,093	$109,991
Operating lease liability	4,653	—
Deferred rent	—	797
Contingent consideration on acquisition	—	1,500
Deferred income	—	69
Other current liabilities	76	817
Total current liabilities	88,822	113,174
Long-term liabilities:
Operating lease liability, net of current portion	27,119	—
Deferred rent, net of current portion	—	5,759
Deferred tax liabilities	1,134	1,153
Other non-current liabilities	238	225
Total liabilities	117,313	120,311
Commitments and contingencies
Stockholders’ equity:
Common stock	4	4
Treasury stock	(31,980)	(31,980)
Additional paid-in capital	297,152	293,154
Accumulated other comprehensive loss	(1,181)	(949)
Accumulated deficit	(210,167)	(205,834)
Total stockholders’ equity	53,828	54,395
Total liabilities and stockholders’ equity	$171,141	$174,706

Telaria, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$13,622	$9,601
Cost of revenue	2,451	1,028
Gross profit	11,171	8,573

Operating expenses:
Technology and development(1)	2,855	2,308
Sales and marketing(1)	6,347	6,293
General and administrative(1)	6,836	4,998
Depreciation and amortization	439	1,801
Total operating expenses	16,477	15,400

Loss from continuing operations	(5,306)	(6,827)

Interest and other income (expense), net:
Interest expense	(3)	(3)
Other income, net	983	717
Total interest expense and other income, net	980	714

Loss from continuing operations before income taxes	(4,326)	(6,113)

Provision for income taxes	7	14

Loss from continuing operations, net of income taxes	(4,333)	(6,127)

Gain on sale of discontinued operations, net of income taxes	—	26

Net loss	$(4,333)	$(6,101)

Net loss per share — basic and diluted:
Loss from continuing operations, net of income taxes	$(0.10)	$(0.12)
Net loss	$(0.10)	$(0.12)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	44,831,453	51,827,685

(1) Stock-based compensation expenses included above:

	Three Months Ended March 31,
	2019	2018
Stock-based compensation expense:
Technology and development	$143	$129
Sales and marketing	380	309
General and administrative	560	418
Total stock-based compensation expense in continuing operations	$1,083	$856

Telaria, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss from continuing operations	$(4,333)	$(6,127)
Total income from discontinued operations	—	26
Depreciation and amortization expense	487	1,801
Bad debt expense	41	—
Deferred tax benefit	85	—
Loss on disposal of property and equipment	100	22
Amortization of operating lease right-of-use asset	985	—
Stock-based compensation expense	1,083	856
Net changes in operating assets and liabilities:
Decrease in accounts receivable	15,302	12,355
Increase in prepaid expenses, other current assets	(144)	(1,020)
Decrease in other assets	147	—
Decrease in accounts payable and accrued expenses	(25,648)	(11,590)
Decrease in other current liabilities	(750)	(4)
Decrease in operating lease liability	(1,170)	—
Increase in deferred rent and security deposits payable	7	658
Decrease in deferred income	(69)	(90)
Increase (decrease) in other liabilities	13	(685)
Net cash used in operating activities	(13,864)	(3,798)

Cash flows from investing activities:
Purchase of property and equipment	(123)	(256)
Net cash used in investing activities	(123)	(256)

Cash flows from financing activities:
Contingent consideration on acquisition	(1,500)	—
Proceeds from the exercise of stock options awards	3,181	1,018
Proceeds from issuance of common stock under employee stock purchase plan	270	240
Tax withholdings related to net share settlements of restricted stock unit awards (RSUs)	(536)	(912)
Net cash provided by financing activities	1,415	346

Net decrease in cash, cash equivalents	(12,572)	(3,708)

Effect of exchange rate changes in cash, cash equivalents	(124)	(27)

Cash, cash equivalents at beginning of period	47,659	76,320
Cash, cash equivalents at end of period	$34,963	$72,585

Exhibit B

Telaria, Inc.
Reconciliation of Net Loss from Continuing Operations, Net of Income Taxes to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018

Loss from continuing operations, net of income taxes	$(4,333)	$(6,127)
Adjustments:
Depreciation and amortization expense	487	1,801
Total interest and other income (expenses), net(1)	(980)	(714)
Provision for income taxes	7	14
Stock-based compensation expense	1,083	856
Expenses for prior corporate facilities (2)	1,031	—
Acquisition-related costs	40	—
Executive severance, retention and recruiting costs	285	143
Expenses for transitional services(3)	—	389
Other adjustments(4)	—	313
Total net adjustments	1,953	2,802
Adjusted EBITDA	$(2,380)	$(3,325)

(1)	Reflects sublease income for our former office facilities. In addition, for the three months ended March 31, 2018, includes income received from the transfer of rights in the name "Tremor Video".
(2) For the three months ended March 31, 2019, reflects lease costs for prior corporate facilities, previously recorded in interest and other income (expenses), which are now required to be recorded in operating expenses as a result of the adoption of ASC 842 (Leases).

(3)	For the three months ended March 31, 2018, reflects costs incurred providing transitional services following the sale of the divested buyer platform.

(4)	For the three months ended March 31, 2018, reflects rent expense for our current corporate headquarters, which was then unoccupied.